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                                                                    Exhibit 21.1

           Subsidiaries of Atlas America, Inc., a Delaware corporation

  Atlas America, Inc.                                         PA
  AIC, Inc.                                                   DE
  Anthem Securities, Inc.                                     PA
  Atlas Energy Corporation                                    OH
  Atlas Energy Group, Inc.                                    OH
  AED Investments, Inc.                                       DE
  Atlas Resources, Inc.                                       PA
  ARD Investments, Inc.                                       DE
  Pennsylvania Industrial Energy, Inc.                        PA
  Atlas Information Management, LLC                           PA
  Resource Energy, Inc.                                       DE
  REI-NY, Inc.                                                DE
  Resource Well Services, Inc.                                DE
  Viking Resources Corporation                                PA
  RFI Holding Company, Inc.                                   OH
  Viking Investments, Inc.                                    DE
  Atlas Noble Corp.                                           DE
  Atlas Pipeline Partners GP, LLC                             DE